UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Employment Agreement with Chairman of the Board of Directors

In connection with the appointment of Roderick de Greef as a member of the Board of Directors (the “Board) and the Chairman of the Board of Cambridge Heart, Inc. (the “Company”), the Company entered into an employment agreement with Mr. de Greef dated November 24, 2008 (the “Employment Agreement”). The material terms of the Employment Agreement are described below.

Employment and Term

The Employment Agreement provides that Mr. de Greef will devote approximately 50% of a regular work week to the business and interests of the Company. Specifically, Mr. de Greef will work with the Company’s Chief Executive Officer and the Board of Directors to formulate the strategic plan of the Company and to oversee the execution of corporate strategy. Mr. de Greef will serve on the Company’s Board as the Chairman of the Board. During the term of Mr. de Greef’s employment by the Company, at each annual meeting of the Company’s stockholders at which Mr. de Greef’s membership on the Board has expired, the Company will nominate Mr. de Greef to serve as a member of the Board.

The Employment Agreement has a term of three years commencing on November 24, 2008 and ending on November 24, 2011 (the “Employment Period”). The Employment Period will automatically be extended for successive one year periods unless either party gives the other 30 days written notice that it does not wish to extend the term of the Employment Agreement.

Salary and Benefits

Mr. de Greef will be paid an annual base salary of $120,000 per year. He will be entitled to participate in any and all of the Company’s employee benefit plans in effect for part-time employees, except to the extent that such benefits are in a category otherwise specifically provided to Mr. de Greef. In the event that Mr. de Greef is not eligible to participate in the Company’s health insurance benefit plan, the Company will reimburse Mr. de Greef up to $2,000 per month for the cost of maintaining his current family medical insurance coverage.

Stock Options

On November 24, 2008, the Board awarded to Mr. de Greef a stock option to purchase 550,000 shares of common stock of the Company. The option was granted under and subject to the terms of the Company’s 2001 Stock Incentive Plan (the “2001 Plan”). The exercise price of the option was the closing price per share of the Company’s common stock on November 24, 2008 (the “Grant Date”). The option becomes exercisable in three equal annual installments, beginning on the first anniversary of the Effective Date. The option will expire on the tenth anniversary of the Grant Date.

The dates on which the option will become exercisable will accelerate with regard to a specified number of shares upon the occurrence of certain performance goals (the “Performance Goals”). The Performance Goals include: (i) the achievement by the Company of a specified 12-month trailing revenue target (the “Revenue Target”); (ii) the consummation by the Company of one or more equity financing transactions in a twelve-month period that result in the receipt by the Company of sufficient proceeds to fund the Company’s operations for a 12-month period as determined in good faith by the Board (the “Financing Target”); and (iii) the consummation by the Company of a strategic distribution agreement (the “Strategic Transaction Target”). Upon the occurrence of a Performance Goal, the stock option will become exercisable with respect to a number of shares equal to the lesser of (A) the number of shares specified in the Employment Agreement for each Performance Goal (162,500 shares for each of the Revenue Target and the Financing Target and 62,500 shares for the Strategic Transaction Target) and (B) the positive difference between total number of shares under the stock option that are not yet exercisable and the number of shares specified in the Employment Agreement for the Performance Goal. The shares that become exercisable upon the achievement of a Performance Goal will reduce the number of shares that otherwise would next become exercisable on a regular annual vesting date following the date of achievement of the Performance Goal.

Severance and Change in Control Benefits

In the event the Company terminates Mr. de Greef’s employment without cause, he would be entitled to severance benefits as set forth in the Employment Agreement, including payment of Mr. de Greef’s salary for three months following termination. Mr. de Greef would also receive continuation of his health care benefits or reimbursement, as the case may be, for three months following termination. In addition, the stock option granted under the Employment Agreement would become exercisable for the number of shares that would have become exercisable had Mr. de Greef remained employed with the Company for an additional six months following termination and had the stock option become exercisable in 12 equal quarterly installments. If termination occurs prior to November 24, 2011, Mr. de Greef will have the right to exercise the stock option received under the Employment Agreement as well as the stock option to purchase 100,000 shares of Company common stock received on July 29, 2008 (the “July 2008 Option”) for a period of two years following termination (but in no event after the expiration of the stock option) to the extent that he was entitled to exercise the stock option on that date.

In the event that a change in control of the Company occurs and Mr. de Greef’s employment is terminated without cause within 12 months following the change in control, Mr. de Greef is entitled to receive the severance benefits described above for a period of six months following the date of termination. In the event of a change in control of the Company, Mr. de Greef’s stock options received under the Employment Agreement and the July 2008 Option will become exercisable in full as of the date of the change in control, provided that all stock options must be exercised within the applicable dates provided in the applicable stock option agreement and the 2001 Plan.

The Company intends to file the Employment Agreement as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008. The Company intends to request confidential treatment for certain portions of the Employment Agreement pursuant to Rule 24b-2, under the Securities Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of a Director

The Board elected Mr. de Greef to the Company’s Board of Directors to serve in the capacity as Chairman of the Board of Directors effective upon the execution of the Employment Agreement on November 24, 2008.

Mr. de Greef, age 47, previously served as the Company’s Chief Financial Officer from October 2005 to July 2007 and as the Company’s Vice President of Finance and Administration from June 2006 to July 2007. From February 2001 to September 2005, Mr. de Greef was Executive Vice President and Chief Financial Officer of Cardiac Science, Inc., which merged with Quinton Cardiology, Inc. From 1995 to 2001, Mr. de Greef provided independent corporate advisory services to a number of early-stage companies. From 1986 to 1995, Mr. de Greef served as Chief Financial Officer of several publicly held, development stage medical technology companies. Mr. de Greef is also a member of the board of directors of several public companies, including Endologix, Inc., and Bio Life Solutions Inc., both of which are in the life sciences field. Mr. de Greef has a B.A. in Economics and International Relations from California State University at San Francisco and earned his M.B.A. from the University of Oregon.

Mr. de Greef entered into the Employment Agreement, the material terms of which are described under Item 1.01 of this Form 8-K above, in connection with his appointment to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: December 1, 2008	By:	/s/ Ali Haghighi-Mood
Ali Haghighi-Mood
Chief Executive Officer